Bloom Energy Reports Record Revenue in Second Quarter 2023 Financial Results

SAN JOSE, Calif., August 3, 2023 -- Bloom Energy Corporation (NYSE: BE) reported today its total revenue for the second quarter ended June 30, 2023 grew 24% compared with the second quarter of 2022. The record revenue for the quarter was driven by continued growth in Product and Service revenue.

Second Quarter Highlights

•Revenue of $301.1 million in the second quarter of 2023, an increase of 23.8% compared to $243.2 million in the second quarter of 2022. Product and Service revenue of $257.0 million in the second quarter of 2023, an increase of 21.2% compared to $212.1 million in the second quarter of 2022.
•Gross margin of 18.7% in the second quarter of 2023, an increase of 19.5 percentage points compared to (0.8%) in the second quarter of 2022.
•Non-GAAP gross margin of 20.4% in the second quarter of 2023, an increase of 0.8 percentage points compared to 19.6% in the second quarter of 2022.
•Operating loss of ($54.5) million in the second quarter of 2023, an improvement of $47.7 million compared to ($102.2) million in the second quarter of 2022.
•Non-GAAP operating loss of ($25.9) million in the second quarter of 2023, an increase of ($1.3) million compared to ($24.6) million in the second quarter of 2022.

Commenting on second quarter results, KR Sridhar founder, Chairman and CEO of Bloom Energy said, “Bloom continued to make great progress in the second quarter. We grew revenues, reduced costs, and strengthened our balance sheet. We are dedicated as ever to building a great company that continues to innovate and offers real solutions. As we look forward, we are excited about the recent launch of Series 10 and our enhanced CHP product which we believe will be resonate strongly with customers.”

Greg Cameron, President and CFO of Bloom Energy, added, “We had record second quarter revenue on strong product shipments. Our product costs declined 13% over last year, significantly improving our product margins. With total cash of over $900 million, we are in a strong liquidity position. We are reaffirming our 2023 outlook for revenues and profitability.”

Summary of Key Financial Metrics

Preliminary Summary of GAAP Profit and Loss Statements

($000)	Q2’23	Q1’23	Q2’22
Revenue	301,095	275,191	243,236
Cost of Revenue	244,745	220,924	245,206
Gross Profit	56,350	54,267	(1,970)
Gross Margin	18.7%	19.7%	(0.8%)
Operating Expenses	110,806	117,948	100,203
Operating Income (Loss)	(54,456)	(63,681)	(102,173)
Operating Margin	(18.1%)	(23.1%)	(42.0%)
Non-operating Expenses	11,607	7,886	16,627
Net Loss to Common Stockholders	(66,061)	(71,567)	(118,800)
GAAP EPS	($0.32)	($0.35)	($0.67)

Preliminary Summary of Non-GAAP Financial Information1

($000)	Q2’23	Q1’23	Q2’22
Revenue	301,095	275,191	243,236
Cost of Revenue	239,678	216,763	195,639
Gross Profit	61,418	58,428	47,597
Gross Margin	20.4%	21.2%	19.6%
Operating Expenses	87,357	92,520	72,223
Operating Income (Loss)	(25,939)	(34,092)	(24,626)
Operating Margin	(8.6%)	(12.4%)	(10.1%)
Adjusted EBITDA	(8,421)	(15,942)	(8,314)
Non-GAAP EPS	($0.17)	($0.22)	($0.20)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2023:

•Revenue:      $1.4 - $1.5 billion
•Product & Service Revenue: $1.25 - $1.35 billion
•Non-GAAP Gross Margin: ~25%
•Non-GAAP Operating Margin: Positive

Conference Call Details

Bloom will host a conference call today, Aug 3, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 330-2443 and toll-dial-in-number +1 (240) 789-2728. The conference ID is 4781037. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (647) 362 9199 and entering passcode 4781037.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2023 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: innovation and solutions; customer reaction to Bloom’s products; Bloom’s liquidity position; Bloom’s 2023 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 21, 2023 and our Quarterly Report on Form 10-Q for the quarter ended May 31, 2023, as filed with the SEC on May 9, 2023, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717	Media: Virginia Citrano Bloom Energy press@bloomenergy.com

Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents[1]	$767,055	$348,498
Restricted cash[1]	45,811	51,515
Accounts receivable less allowance for doubtful accounts of $119 as of June 30, 2023 and December 31, 2022[1]	351,021	250,995
Contract assets	35,182	46,727
Inventories[1]	468,266	268,394
Deferred cost of revenue	53,982	46,191
Loan commitment asset	5,259	—
Prepaid expenses and other current assets[1]	49,823	43,643
Total current assets	1,776,399	1,055,963
Property, plant and equipment, net[1]	606,007	600,414
Operating lease right-of-use assets[1]	132,452	126,955
Restricted cash[1]	109,678	118,353
Deferred cost of revenue	4,407	4,737
Loan commitment asset	47,533	—
Other long-term assets[1]	43,426	40,205
Total assets	$2,719,902	$1,946,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$194,503	$161,770
Accrued warranty	14,906	17,332
Accrued expenses and other current liabilities[1]	113,848	144,183
Deferred revenue and customer deposits[1]	137,704	159,048
Operating lease liabilities[1]	17,168	16,227
Financing obligations	29,097	17,363
Recourse debt	—	12,716
Non-recourse debt[1]	10,814	13,307
Series B redeemable convertible preferred stock	310,508	—
Total current liabilities	828,548	541,946
Deferred revenue and customer deposits[1]	26,226	56,392
Operating lease liabilities[1]	137,667	132,363
Financing obligations	424,811	442,063
Recourse debt[1]	839,223	273,076
Non-recourse debt[1]	107,793	112,480
Other long-term liabilities	9,399	9,491
Total liabilities	2,373,667	1,567,811

	June 30,	December 31,
	2023	2022
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares - 600,000,000 shares authorized and 193,506,252 shares and 189,864,722 shares issued and outstanding and Class B shares - 600,000,000 shares authorized and 15,675,130 shares and 15,799,968 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	4,011,900	3,906,491
Accumulated other comprehensive loss	(2,053)	(1,251)
Accumulated deficit	(3,702,111)	(3,564,483)
Total equity attributable to Class A and Class B common stockholders	307,756	340,777
Noncontrolling interest	38,479	38,039
Total stockholders’ equity	$346,235	$378,816
Total liabilities and stockholders’ equity	$2,719,902	$1,946,627

1We have a variable interest entity related to PPA V and a joint venture in the Republic of Korea which represent a portion of the consolidated balances recorded within these financial statement line items.

Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended June 30,
	2023	2022

Revenue:
Product	$214,706	$173,625
Installation	24,321	12,729
Service	42,298	38,426
Electricity	19,770	18,456
Total revenue	301,095	243,236
Cost of revenue:
Product	145,146	129,419
Installation	26,879	16,730
Service	57,263	41,028
Electricity	15,457	58,029
Total cost of revenue	244,745	245,206
Gross profit (loss)	56,350	(1,970)
Operating expenses:
Research and development	41,493	41,614
Sales and marketing	26,822	20,475
General and administrative	42,491	38,114
Total operating expenses	110,806	100,203
Loss from operations	(54,456)	(102,173)
Interest income	4,357	196
Interest expense	(13,953)	(13,814)
Other expense, net	(740)	(1,191)
Loss on extinguishment of debt	(2,873)	(4,233)
(Loss) gain on revaluation of embedded derivatives	(1,216)	38
Loss before income taxes	(68,881)	(121,177)
Income tax provision (benefit)	178	(12)
Net loss	(69,059)	(121,165)
Less: Net loss attributable to noncontrolling interest	(2,998)	(2,365)
Net loss attributable to Class A and Class B common stockholders	(66,061)	(118,800)
Less: Net loss attributable to redeemable noncontrolling interest	—	—
Net loss before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$(66,061)	$(118,800)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(0.32)	$(0.67)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	208,692	178,507

Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(143,976)	$(203,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,668	30,697
Non-cash lease expense	16,184	8,800
Loss (gain) on disposal of property, plant and equipment	196	(523)
Revaluation of derivative contracts	1,099	1,680
Write-off of assets related to PPA IIIa	—	44,800
Stock-based compensation	55,845	57,774
Amortization of warrants and debt issuance costs	1,786	1,651
Loss on extinguishment of debt	2,873	4,233
Unrealized foreign currency exchange loss	1,512	2,276
Other	—	3,487
Changes in operating assets and liabilities:
Accounts receivable	(99,951)	8,938
Contract assets	11,544	(8,173)
Inventories	(197,346)	(62,824)
Deferred cost of revenue	(7,544)	(8,995)
Customer financing receivable	—	2,510
Prepaid expenses and other current assets	1,958	(5,813)
Other long-term assets	3,415	—
Operating lease right-of-use assets and operating lease liabilities	(15,447)	2,422
Finance lease liabilities	736	48
Accounts payable	35,894	50,585
Accrued warranty	(2,426)	—
Accrued expenses and other current liabilities	(35,719)	(18,017)
Deferred revenue and customer deposits	(26,766)	(10,158)
Other long-term liabilities	(730)	—
Net cash used in operating activities	(361,195)	(98,514)
Cash flows from investing activities:
Purchase of property, plant and equipment	(46,150)	(44,728)
Proceeds from sale of property, plant and equipment	25	—
Net cash used in investing activities	(46,125)	(44,728)
Cash flows from financing activities:
Proceeds from issuance of debt	634,018	—

	Six Months Ended June 30,
	2023	2022
Payment of debt issuance costs	(15,828)	—
Repayment of debt of PPA IIIa	—	(30,212)
Debt make-whole payment related to PPA IIIa debt	—	(2,413)
Repayment of recourse debt	(72,852)	(10,729)
Proceeds from financing obligations	2,702	—
Repayment of financing obligations	(8,728)	(16,475)
Distributions and payments to noncontrolling interests	—	(4,415)
Proceeds from issuance of common stock	9,258	5,981
Proceeds from exercise of options	—	1,317
Proceeds from issuance of redeemable convertible preferred stock	310,957	—
Contributions from noncontrolling interest	6,979	—
Purchase of capped call related to convertible notes	(54,522)	—
Other	(158)	—
Net cash provided by (used in) financing activities	811,826	(56,946)
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(328)	(747)
Net decrease in cash, cash equivalents and restricted cash	404,178	(200,935)
Cash, cash equivalents and restricted cash:
Beginning of period	518,366	615,114
End of period	$922,544	$414,179

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands, except percentages)

	Q2’23	Q1’23	Q2’22
GAAP revenue	301,095	275,191	243,236
GAAP cost of sales	244,745	220,924	245,206
GAAP gross profit (loss)	56,350	54,267	(1,970)
Non-GAAP adjustments:
Stock-based compensation expense	5,067	4,161	4,767
PPA IIIa repowering-related impairment charges	-	-	44,800
Non-GAAP gross profit	61,417	58,428	47,597

GAAP gross margin %	18.7%	19.7%	(0.8%)
Non-GAAP adjustments	1.7%	1.5%	20.4%
Non-GAAP gross margin %	20.4%	21.2%	19.6%

	Q2’23	Q1’23	Q2’22
GAAP loss from operations	(54,456)	(63,681)	(102,173)
Non-GAAP adjustments:
Stock-based compensation expense	28,479	29,553	32,599
PPA IIIa repowering-related impairment charges	-	-	44,800
Amortization of acquired intangible assets	37	37	148
Non-GAAP loss from operations	(25,940)	(34,092)	(24,626)

GAAP operating margin %	(18.1%)	(23.1%)	(42.0%)
Non-GAAP adjustments	9.5%	10.8%	31.9%
Non-GAAP operating margin %	(8.6%)	(12.4%)	(10.1%)

Reconciliation of GAAP Net Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS) (preliminary & unaudited) (in thousands, except per share data)

	Q2’23	Q1’23	Q2’22
Net loss to Common Stockholders	(66,061)	(71,567)	(118,800)
Non-GAAP adjustments:
Add back: Loss for non-controlling interests	(2,998)	(3,350)	(2,365)
Loss (gain) on derivative liabilities	1,216	(117)	(38)
Goodwill Impairment	-	-	1,957
JV investment loss	-	-	1,446
PPA IIIa repowering-related impairment charges	-	-	44,800
Loss on extinguishment of debt	2,873	-	4,233
Amortization of acquired intangible assets	37	37	148
Stock-based compensation expense	28,479	29,553	32,599
Adjusted Net Loss	(36,454)	(45,445)	(36,020)
Net loss to Common Stockholders per share	($0.32)	($0.35)	($0.67)
Adjusted net loss per share (EPS)	($0.17)	($0.22)	($0.20)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted	208,692	206,724	178,507

Reconciliation of GAAP Net Loss to Adjusted EBITDA (preliminary & unaudited) (in thousands)

	Q2’23	Q1’23	Q2’22
Net loss to Common Stockholders	(66,061)	(71,567)	(118,800)
Add back: Loss for non-controlling interests	(2,998)	(3,350)	(2,365)
Loss (gain) on derivative liabilities	1,216	(117)	(38)
Goodwill Impairment	-	-	1,957
JV investment loss	-	-	1,446
PPA IIIa repowering-related impairment charges	-	-	44,800
Loss on extinguishment of debt	2,873	-	4,233
Amortization of acquired intangible assets	37	37	148
Stock-based compensation expense	28,479	29,553	32,599
Adjusted Net Loss	(36,454)	(45,445)	(36,020)
Depreciation & amortization	17,519	18,150	16,313
Income tax provision (benefit)	178	259	(12)
Interest expense (income), Other expense (income), net	10,336	11,094	11,405
Adjusted EBITDA	(8,421)	(15,942)	(8,314)

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss), (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic, diluted net earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense. Non-GAAP operating profit (loss) (non-GAAP earnings from operations) and non-GAAP operating margin are defined to exclude any charges relating to stock-based compensation expense and the amortization of acquired intangible assets. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding stock-based compensation, loss for non-controlling interest, loss on derivatives liabilities, loss on extinguishment of debt related to redemption of 10.25% senior secured notes due March 2027, and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net loss before interest expense, provision for income tax, depreciation and amortization expense, stock-based compensation, amortization of acquired intangible assets, loss for non-controlling interest, loss on derivatives liabilities and loss on extinguishment of debt related to redemption of 10.25% senior secured notes due March 2027.

Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Loss on debt extinguishment related to the redemption on July 1, 2023 of 10.25% senior secured notes due March 2027 and comprises of 4% premium upon redemption of $2.3 million and $0.6 million of debt issuance cost write off.
•Amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Income (Loss) before depreciation and amortization expense, provision for income tax, interest expense (income), other expense (income), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Loss for non-controlling interest, loss (gain) on derivatives liabilities, though not directly affecting Bloom Energy cash position, represents the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted net earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.